Exhibit 10.1

HOLDCO SHAREHOLDER VOTING AND SUPPORT AGREEMENT

This HOLDCO SHAREHOLDER VOTING AND SUPPORT AGREEMENT, dated as of October 9, 2023 (this “Support Agreement”), is entered into by and among Big Tree Cloud International Group Limited, an exempted company incorporated in Cayman Islands (the “Holdco”), Guangdong Dashuyun Investment Holding Group Co., Ltd. (广东省大树云投资控股集团有限公司), a limited liability company incorporated in the People’s Republic of China (the “Company”), Plutonian Acquisition Corp., a Delaware corporation (the “SPAC”), Big Tree Cloud Holdings Limited, a Cayman Islands exempted company (the “PubCo”), Big Tree Cloud Merger Sub I Limited, a Cayman Islands exempted company (the “Merger Sub I”), and Big Tree Cloud Merger Sub II Inc., a Delaware Corporation (the “Merger Sub II”, together with the Company, the Holdco, the PubCo and Merger Sub I, collectively the “Company Parties”) and Ploutos Group Limited, the sole shareholder of the HoldCo (the “Shareholder”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, the SPAC and the Company Parties are parties to that certain Agreement and Plan of Merger, dated on or around the date hereof, as amended, modified or supplemented from time to time (the “Merger Agreement”) which provides, among other things, that, upon the terms and subject to the conditions thereof, (i) Merger Sub I will be merged with and into the Holdco (the “Initial Merger”), with the Holdco surviving the Initial Merger as a direct wholly-owned subsidiary of the PubCo, and then (ii) Merger Sub II will be merged with and into the SPAC (the “SPAC Merger”), with the SPAC surviving the SPAC Merger as a direct wholly-owned subsidiary of the PubCo;

WHEREAS, The Company has carried out a Reorganization, as a result of which, HongKong Ploutos International Holdings Limited, a wholly-owned subsidiary of the Holdco, acquired all of the issued and outstanding equity interest in the Company;

WHEREAS, as of the date hereof, the Shareholder owns all of the issued and outstanding ordinary shares of the HoldCo (“HoldCo Shares”, together with any additional Holdco Shares of which ownership of record or the power to vote is hereafter acquired by the Shareholder prior to the Expiration Time (as defined below) being referred to herein as the “Shareholder Shares”); and

WHEREAS, in order to induce the SPAC to enter into the Merger Agreement, Shareholder is executing and delivering this Support Agreement to the SPAC.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (i) the Effective Time, and (ii) such date and time as the Merger Agreement shall be terminated in accordance with Article XI of the Merger Agreement (whichever earlier, the “Expiration Time”), the Shareholder agrees that, at any meeting of the shareholders of the Holdco related to the transactions contemplated by the Merger Agreement (collectively, the “Transactions”) (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the HoldCo’s shareholders or later Holdco’s shareholders related to the Transactions (all such meetings or consents related to the Transactions, collectively referred to herein as the “Meetings” and each a “Meeting”), the Shareholder shall:

a. when a Meeting is held, appear at such Meeting or otherwise cause the Shareholder Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Shareholder Shares in favor of the Merger Agreement and the transactions contemplated thereby;

c. authorize and approve any amendment to the Organizational Documents of the Holdco that is deemed necessary or advisable by the Holdco for purposes of effecting the Transactions; and

d. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Shareholder Shares against any other action that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Initial Merger, the SPAC Merger or any other Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Holdco under the Merger Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Support Agreement.

2. Restrictions on Transfer. Until the Expiration Time, the Shareholder agrees that, except for any action necessary to consummate the Initial Merger, the SPAC Merger and other Transactions, it shall not directly or indirectly, sell, assign or otherwise transfer any of the Shareholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to the SPAC. The Holdco shall not register any sale, assignment or transfer of the Shareholder Shares on its stock ledger or register of shareholders (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the period commencing on the date hereof and ending on the Expiration Time, in the event that, (a) any Holdco Shares or other equity securities of the Holdco (collectively the “HoldCo Equity Securities”) are issued to the Shareholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification or combination or any securities of any other entity are issued in exchange for HoldCo Equity Securities owned by the Shareholder (such securities of the other entity, collectively the “Substitution Shares”), (b) the Shareholder purchases or otherwise acquires beneficial ownership of any HoldCo Equity Securities or Substitution Shares after the date of this Support Agreement, or (c) the Shareholder acquires the right to vote or share in the voting of any HoldCo Equity Securities or Substitution Shares after the date of this Support Agreement (in each (a) through (c), such HoldCo Equity Securities or Substitution Shares, collectively the “New Securities”), then such New Securities acquired or purchased by the Shareholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof.

4. No Challenge. The Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the SPAC, the Company Parties or any of their respective successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Waiver. The Shareholder hereby irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the transactions contemplated thereby, including the Initial Merger, that the Shareholder may have under applicable law.

6. Consent to Disclosure. The Shareholder hereby consents to the publication and disclosure in the Form F-4 (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities regulatory authorities, any other documents or communications provided by the SPAC, the PubCo, the Holdco or the Company to any governmental Authority or to securityholders of the SPAC or the Holdco) of the Shareholder’s identity and beneficial ownership of Shareholder Shares and the nature of the Shareholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by the SPAC, the PubCo, the Holdco or the Company, a copy of this Support Agreement. The Shareholder will promptly provide any information reasonably requested by the SPAC, the PubCo, the Holdco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7. Shareholder Representations: Shareholder represents and warrants to the SPAC and the Company Parties, as of the date hereof, that:

a. Shareholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

b. Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the Shareholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Shareholder;

c. this Support Agreement has been duly executed and delivered by the Shareholder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

d. the execution and delivery of this Support Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Shareholder or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Shareholder of its obligations under this Support Agreement;

e. there are no Actions pending against the Shareholder or, to the knowledge of the Shareholder, threatened against the Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Shareholder of the Shareholder’s obligations under this Support Agreement;

f. no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Shareholder or, to the knowledge of the Shareholder, by the Company or the Holdco;

g. Shareholder has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with the Shareholder’s tax and legal advisors;

h. Shareholder has not entered into, and shall not enter into, any agreement that would prevent the Shareholder from performing any of its obligations hereunder;

i. Shareholder has good title to the HoldCo Shares, free and clear of any Liens other than Permitted Liens, and Shareholder has the sole power to vote or cause to be voted such HoldCo Shares; and

j. None of the HoldCo Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such HoldCo Shares that is inconsistent with the Shareholder’s obligations pursuant to this Support Agreement.

8. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the obligations under Section 1), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

9. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

10. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on the Shareholder, the SPAC, the Company Parties and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

11. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Dispute Resolution. Article X and Section 12.7 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.1 of the Merger Agreement to the applicable party, with respect to the Company Parties and the SPAC, at the address set forth in Section 12.1 of the Merger Agreement, and, with respect to the Shareholders, at the address set forth on Exhibit A.

15. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve any Shareholder, the SPAC or any Company Parties from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

16. Adjustment for Stock Split. If, and as often as, there are any changes in the Shareholder Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shareholder, the SPAC, the Company Parties and the Shareholder Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

BIG TREE CLOUD INTERNATIONAL GROUP LIMITED

By:	/s/ ZHU Wenquan
Name:	ZHU Wenquan
Title:	Director

GUANGDONG DASHUYUN INVESTMENT HOLDING GROUP CO., LTD. (广东省大树云投资控股集团有限公司)

By:	/s/ ZHU Wenquan
Name:	ZHU Wenquan
Title:	Legal Representative

BIG TREE CLOUD HOLDINGS LIMITED

By:	/s/ ZHU Wenquan
Name:	ZHU Wenquan
Title:	Director

BIG TREE CLOUD MERGER SUB I LIMITED

By:	/s/ ZHU Wenquan
Name:	ZHU Wenquan
Title:	Director

BIG TREE CLOUD MERGER SUB II INC.

By:	/s/ ZHU Wenquan
Name:	ZHU Wenquan
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

PLUTONIAN ACQUISITION CORP.

By:	/s/ Wei Kwang Ng
Name:	Wei Kwang Ng
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

PLOUTOS GROUP LIMITED

By:	/s/ ZHU Wenquan
Name:	ZHU Wenquan
Title:	Director